Exhibit 1

IBM INTERNATIONAL GROUP CAPITAL LLC

Debt Securities

$3,500,000,000 Floating Rate Notes due July 29, 2009
fully and unconditionally guaranteed by

INTERNATIONAL BUSINESS MACHINES CORPORATION

UNDERWRITING AGREEMENT

New York, New York

Dated as of January 24, 2008

To the Representatives named in Schedule I hereto
   of the Underwriters named in Schedule II hereto

Dear Sirs:

International Business Machines Corporation, a New York corporation (the “Company”) and IBM International Group Capital LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), propose that the Issuer will sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its Securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of August 13, 2007 (the “Indenture”), between the Issuer and The Bank of New York, as trustee (the “Trustee”).   The Securities will be fully and unconditionally guaranteed (the “Guarantee”) by the Company pursuant to a guarantee agreement dated as of August 13, 2007 (the “Guarantee Agreement), between the Company and the Trustee.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein shall each be deemed to refer to such firm or firms.

1.           Representations and Warranties.  Each of the Issuer and the Company represents and warrants to, and agrees with each Underwriter that:

(a)           Each of the Issuer and the Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), including a related basic prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer and the Company may have filed with the Commission as part of an amendment to the Registration Statement or pursuant to Rule 424(b) one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer and the Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall include all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the basic prospectus relating to the Registration Statement to be used in connection with offering the Securities.  “Final Prospectus” shall mean the prospectus supplement relating to the Securities and containing the final terms of the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. “Rule 433”, “Rule 415”, “Rule 424”, “Rule 430B” and “Regulation S-K” refer to such rules under the Act. “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented (including any preliminary prospectus supplement issued before the Execution Time relating to the Securities) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.  “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.  “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus. Any reference herein to the Registration Statement, a Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)           On the Effective Date and at the Execution Time, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and on the Closing Date, the Indenture and the Guarantee Agreement, each, did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor the Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(c)           At the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)           At the earliest time after the filing of the Registration Statement that the Issuer, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, neither the Issuer nor the Company was, nor is, an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer or the Company be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(f)           (i)   At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer, the Company or any person acting on either of their behalf (within the meaning, for this clause only of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, each of the Issuer and the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

2.           Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter’s name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities” and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called “Contract Securities”.

If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Issuer pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule IV hereto but with such changes therein as the Issuer may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Issuer will pay to the Representatives, for the account of underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Issuer will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Issuer but, except as the Issuer may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Issuer in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

3.           Delivery and Payment.  Delivery of and payment for the Underwriters’ Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being called the “Closing Date”). Delivery of the Underwriters’ Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by certified or official bank check or checks payable, or wire transfers, in immediately available funds.  The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company.

4.           Agreements.

(A)           Each of the Issuer and the Company agrees with the several Underwriters that:

(a)           The Issuer and the Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer and the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement relating to the Securities shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company or the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer and the Company will each use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Neither the Issuer nor the Company will file any amendment of the Registration Statement or supplement to the Final Prospectus unless you have been furnished a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Issuer and the Company will give the Representatives immediate notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)           The Issuer will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an “earning statement” (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the end of the current fiscal quarter of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(d)           The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus and the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e)           The Issuer and the Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(f)           Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, neither the Issuer nor the Company will, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(g)           The Issuer will prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and will file such term sheet pursuant to Rule
433(d) within the time required by such Rule.

(h)           If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(i)           Each of the Issuer and the Company agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(g) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Issuer and the Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(B)           The several Underwriters agree with the Issuer and the Company that:

(a)           The Representatives will pay the expenses of printing and distributing all documents relating to the offering.

(b)           The Representatives will pay the reasonable fees and disbursements of outside counsel for the Issuer and the Company and the Underwriters relating to the offering.

(c)           The Representatives will pay any fees of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. relating to the rating of the Securities.

(d)           The Representatives will pay the fees and disbursements of PricewaterhouseCoopers LLP relating to the preparation of the letter required by Section 5(e) of this Agreement.

(e)           The Representatives will pay the reasonable fees and expenses of The Bank of New York, as Trustee.

(f)           The Representatives will pay any and all fees associated with listing the Securities on any United States or foreign securities exchange.

(g)           The Representatives will pay any and all travel expenses incurred by the Issuer and the Company in connection with the offering of the Securities.

(h)           The Representatives will pay any and all other miscellaneous expenses and/or taxes associated with the offering.

(i)           Each Underwriter agrees to furnish the Issuer and the Company with a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of such Underwriter before its first use and not to use any Free Writing Prospectus, to which the Issuer or the Company reasonably objects, provided, however, that without consent of the Issuer and the Company, each Underwriter may use the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto and one or more preliminary term sheets relating to the Securities containing customary information.

5.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwriters’ Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof, to the performance by each of the Issuer and the Company of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(A)(g) hereto, and any other material required to be filed pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Issuer shall have furnished to the Representatives:

(i)  the opinion of the General Counsel, an Assistant General Counsel, an Associate General Counsel or other senior counsel of the Company, dated the Closing Date, to the effect that:

(A)            the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction within the United States which requires such qualifications wherein it owns or leases material properties or conducts material business;

(B)            the Issuer is validly existing as a limited liability company under the laws of Delaware;

(C)            the Securities and the Guarantee conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;

(D)            each of the Indenture and the Guarantee Agreement has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Issuer or the Company, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities and Guarantee have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture or the Guarantee Agreement, as applicable, and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Underwriters’ Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute legal, valid and binding obligations of the Issuer or the Company, as applicable, entitled to the benefits of the Indenture or the Guarantee Agreement, as applicable, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors’ rights generally from time to time in effect);

(E)            to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

(F)            the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Basic Prospectus any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use, has been issued, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(G)            this Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Issuer and the Company;

(H)            no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or Delaware governmental authority or regulatory body is required for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained;

(I)            such counsel has no reason to believe that (1) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects to requirements of the Act and the applicable rules and regulations of the Commission thereunder or (2) the Registration Statement or any amendment thereof at the time it became effective or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view);

(J)            none of the issue and sale of the Securities, together with the Guarantee, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under, the charter, by-laws or other organizational documents of the Issuer or the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Issuer or the Company or any of its subsidiaries is a party or bound, or any decree or regulation known to such counsel to be applicable to the Issuer or the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer, the Company or any of its subsidiaries; and

(c)           The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus, Disclosure Package and other related matters as the Representatives may reasonably require, and the Issuer and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Representatives a certificate of the Issuer and the Company, signed by the principal financial or accounting officer (or Vice President and Treasurer) of the Company and a Manager of the Issuer (who may be the same individual), dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)  the representations and warranties of the Issuer and the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer and the Company has each complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)  since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(e)           At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)  in their opinion the audited financial statements and schedules thereto included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

(ii)  on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the Subsidiaries since the date of the latest audited balance sheet, through a specified date not more than five business days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1)          any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

(2)          with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company or decreases in the stockholders’ equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)  they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general ledger of the Company) set forth in the Registration Statement, as amended, the Disclosure Package, the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company’s Annual Report on Form 10-K incorporated in the Final Prospectus or any of the Company’s Quarterly Reports on Form l0-Q incorporated therein), agrees with the general ledger of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

(f)           Subsequent to the respective dates of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)           Prior to the Closing Date, the Issuer and the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)           The Issuer shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Issuer.

(i)           Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities, together with the Guarantee, by Moody’s Investor’s Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”) and neither Moody’s nor S&P shall have publicly announced that it has placed any of the Securities, together with the Guarantee, on a credit watch with negative implications.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6.           Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuer or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.           Indemnification and Contribution.  (a)    Each of the Issuer and the Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Issuer or the Company may otherwise have.

(b)           Each Underwriter severally agrees to indemnify and hold harmless the Issuer, the Company, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Company each acknowledge that the statements set forth in the last paragraph of the cover page of the Final Prospectus and under the heading “Underwriting” or “Plan of Distribution” and, if Schedule I hereto provides for sales of Securities pursuant to delayed delivery arrangements, in the last sentence under the heading “Delayed Delivery Arrangements” in any Preliminary Final Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, and you, as the Representatives, confirm that such statements are correct.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Issuer and the Company on grounds of policy or otherwise, the Issuer and the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer, the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities set forth on Schedule I hereto and the Issuer and the Company are responsible for the balance; provided,however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, each officer of the Issuer or the Company who shall have signed the Registration Statement and each director of the Issuer or the Company shall have the same rights to contribution as the Issuer or the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8.           Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Issuer and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer and the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

10.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Issuer and the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Issuer or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

11.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Issuer or the Company, will be mailed, delivered or telegraphed and confirmed to it, at Armonk, New York 10504; attention of the Treasurer.

12.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14.           Arms-Length Transaction.  Each of the Issuer and the Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer or the Company, (iii) no Underwriter has assumed an advisory of fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Company on other matters) or any other obligation to the Issuer or the Company except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Issuer and the Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Company, in connection with such transaction or the process leading thereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

INTERNATIONAL BUSINESS MACHINES CORPORATION

By	/s/ Martin Schroeter
	Name:	Martin Schroeter
	Title:	Treasurer

IBM INTERNATIONAL GROUP CAPITAL LLC

By	/s/ Martin Schroeter
	Name:	Martin Schroeter
	Title:	Member of the Board of Managers and Treasurer

The foregoing Agreement is hereby confirmed and accepted on the date specified in Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Aron Jaroslawicz
	Name:	Aron Jaroslawicz
	Title:	Executive Director

For themselves and the other several Underwriters, if any, named in Scheduled II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated January 24, 2008

Registration No. 333-145104-01

Representatives:  Deutsche Bank Securities Inc., J.P.Morgan Securities Inc., Lehman BrothersInc. and Morgan Stanley & Co. Incorporated

Title, Purchase Price and Description of Securities:

Title:	Floating Rate Notes due July 29, 2009

Principal amount:  $3,500,000,000

Purchase price:        99.90% of the principal amount of Notes plus accrued interest from
                      January 29, 2008

Offering price:         100% of the principal amount of Notes plus accrued interest from
                      January 29, 2008

Interest:  Payable on January 29, April 29, July 29 and October 29 of each year, commencing on April 29, 2008

Sinking fund provisions:  None.

Redemption provisions:  The Notes are not redeemable by the Issuer prior to maturity unless certain changes in US tax law occur.

Closing Date, Time and Location: January 29, 2008, 10:00 A.M., at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

Delayed Delivery Arrangements:  None.

Items specified pursuant to Section 5(e)(iii) to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(e):  As set forth in a schedule delivered on the date hereof on behalf of the Underwriters.

Other Terms:

1.	Sections 4(B)(a) - (h) are deleted.

2.
Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

The Underwriters also agree to abide by the following offering restrictions:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Notes, directly or indirectly, or distribute the prospectus supplement or prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of the underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on IBM or IIGC except as set forth in this underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of

1.  an average of at least 250 employees during the last financial year;

2.  a total balance sheet of more than €43,000,000 and

3.  an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that it and each of its affiliates:

(a)  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)  has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Republic of Italy

Each underwriter has acknowledged and agreed that no prospectus or prospectus supplement has been nor will be published in Italy in connection with the offering of the Notes and that such offering has not been and will not be subject to any formal review or clearance procedures by the Italian Securities Exchange Commission (Commissione Nazionale per le Societ`a e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and accordingly has acknowledged and agreed that the Notes may not and will not be offered, sold or delivered, directly or indirectly, nor may or will copies of this prospectus supplement or prospectus or any other documents relating to the Notes be distributed, in Italy or to a resident of Italy, except (i) to professional investors (operatori qualificati) within the meaning of Article 31(2) of the CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are 137 exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Unified Financial Act”) and Article 33(1) of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Each underwriter has further acknowledged and agreed that any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or prospectus or any other document relating to the Notes in Italy may and will be effected in compliance with any Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary authorized to carry out such activities in Italy in accordance with the Unified Financial Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation imposed upon the offer of shares by CONSOB or the Bank of Italy.

Any investor purchasing the Notes in the context of the offering is solely responsible for ensuring that any offer or resale of the Notes it purchased in context of the offering occurs in compliance with applicable laws and regulations.

This prospectus supplement or prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Unified Financial Act and Article 33(1) of CONSOB Regulation No. 11971 of May 14, 1999, as amended, are not to be distributed to any third party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has not wholly implemented the Directive No. 2003/71/EC (the “Prospectus Directive”); the above shall continue to apply to the extent not inconsistent with any further implementing measures of the Prospectus Directive in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive in Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in Italy.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each Underwriter and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEL available thereunder and otherwise in compliance with the FIEL and the other relevant laws, regulations and guidelines of Japan.

Hong Kong

Each of the Underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, the  Notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

4.  The last sentence of Section 7(b) shall be deleted and replaced by the following text:

“The Issuer and the Company acknowledge that the statements set forth in the last paragraph of the cover page of the Preliminary Final Prospectus and the Final Prospectus, the sentence “The underwriters have informed IBM that they intend to make a market in the Notes but are under no obligation to do so and such market making may be terminated at  any time without notice.” and the statements contained in the fourth and sixth through eighth paragraphs and the last sentence of the tenth paragraph under the caption “Underwriting” in the Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus, and you, as the Representatives, confirm that such statements are correct.

5. Section 5 is amended to include the following additional condition:

“The Representatives shall have received from Cravath, Swaine & Moore LLP an opinion dated the Closing Date to the effect that the discussion in the Final Prospectus under the heading “United States Taxation” accurately describes the material United States Federal Income Tax consequences of the acquisition, ownership and disposition of the Securities by certain holders described in that discussion”

6. Contact Information for notices to the Representatives:

1.  Morgan Stanley & Co. Incorporated
    1585 Broadway, 29th Floor
     New York, NY 10036
    Attention: Investment Banking Division Phone: 212 761 6691 Facsimile: 212 507 8999

2. J.P. Morgan Securities Inc.
    270 Park Ave.
    New York, NY 10017
    Attn: High Grade Syndicate
    Fax: 212-834-6081

3. Lehman Brothers Inc.
    745 Seventh Avenue
    New York, NY 10019
    Attn: Debt Capital Markets-Telecom Media Technology
    Facsimile: (646) 834-8133
    with a copy to the General Counsel at the same address.

4. Deutsche Bank Securities Inc.
    60 Wall Street
    2nd Floor
    New York, NY 10005
    Fax: 212-797-2202
    Attn: Debt Capital Markets

SCHEDULE II

IBM International Group Capital LLC
fully and unconditionally guaranteed by
International Business Machines Corporation
$3,500,000,000 Floating Rate Notes due July 29, 2009

Underwriters	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	$ 612,500,000
J.P. Morgan Securities Inc.	612,500,000
Lehman Brothers Inc.	612,500,000
Morgan Stanley & Co. Incorporated	612,500,000
Barclays Capital Inc.	210,000,000
Bear, Stearns & Co. Inc.	210,000,000
BNP Paribas Securities Corp.	210,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	210,000,000
UBS Securities LLC	210,000,000
Total	$3,500,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet dated January 24, 2008, as filed pursuant to Rule 433

III-1

SCHEDULE IV

Delayed Delivery Contract

[Insert names and addresses
of lead Representatives]

, 200

Dear Sirs:

The undersigned hereby agrees to purchase from IBM International Group Capital LLC (the “Issuer”), and the Issuer agrees to sell to the undersigned, on             , 200 , (the “Delivery Date”),                   $                     principal amount of the Issuer’s                     (the “Securities”) offered by the Issuer’s Final Prospectus dated              , 200 , receipt of a copy of which is hereby acknowledged, at a purchase price of       % of the principal amount thereof, plus accrued       , if any, thereon from             , 200  ,  to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 A.M. on the Delivery Date to or upon the order of the Issuer in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Issuer and the undersigned upon delivery to the undersigned of the Securities in definitive, fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Issuer not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Issuer to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Issuer, on or before the Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Issuer will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Issuer delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Issuer to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

IV-1

It is understood that acceptance of this contract and other similar contracts is in the Issuer’s sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Issuer, it is required that the Issuer sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Issuer and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name of Purchaser)

By
(Signature and Title)
(Address)

Accepted:

IBM INTERNATIONAL GROUP CAPITAL LLC

By

 IV-2